Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-80995 of RR Donnelley on Form S-8 of our report dated June 10, 2004, on our audit of the financial statements of the Donnelley Deferred Compensation and Voluntary Savings Plan as of December 31, 2003, and for the year ended December 31, 2003 and supplemental schedule, which report is incorporated by reference in the this Annual Report on Form 11-K.

/s/ Washington, Pittman & McKeever, LLC

Chicago, Illinois

June 25, 2004